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                                                                   EXHIBIT 10.01


                          COOPERATIVE COMPUTING HOLDING
                                  COMPANY, INC.
                           SECOND AMENDED AND RESTATED
                             STOCK OPTION BONUS PLAN


1.       Purpose.

         Cooperative Computing Holding Company, Inc., a Delaware corporation (herein, together with its successors, referred to as the "Company"), by means of this Second Amended and Restated Stock Option Bonus Plan (the "Plan"), desires to provide its Employees a bonus upon exercise of their Options in connection with a Change of Control under the terms and conditions described herein. Certain definitions used herein are defined in Section 10 of this Plan.

         The amounts payable as described in Section 3 (the "Bonuses") are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

2.       Administration.

         The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have plenary authority to prescribe, amend, modify, and rescind rules and regulations relating to the Plan and make all determinations permitted or deemed necessary, appropriate, or advisable for the administration of the Plan, interpret any Plan provision, perform all other acts, exercise all other power, and establish any other procedures determined by the Board to be necessary, appropriate, or advisable in administering the Plan. Any act of the Board, including interpretations of the provisions of the Plan and determinations under the Plan, made in good faith, shall be final, conclusive and binding on all parties. The Board may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Board or any Person to whom it has delegated duties as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Board or such Person may have under the Plan; provided, however, that any such delegation shall be in writing. The Board may employ attorneys, consultants, accountants, or other Persons and the Board, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons. No member or agent of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan and all members and agents of the Board shall be fully protected by the Company in respect of any such action, determination, or interpretation.

3.       Bonus Payment.

        Subject to the other terms and conditions of the Plan, each Employee holding an exercisable Option at the time of a Change of Control, will be entitled to receive, subject to the terms and conditions contained herein, within three business days following such Change of Control a payment (each, a "Bonus") in an amount equal to (i) the Bonus



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Amount applicable to such Employee in the event the Change of Control Net
Proceeds from such Change of Control equal or exceed $85,499,292 or (ii) the Adjusted Bonus Amount applicable to such Employee in the event the Change of Control Net Proceeds from such Change of Control are less than $85,499,292; provided, however, that in no event will any Employee be entitled to a Bonus in the event the Change of Control Net Proceeds from such Change of Control are less than or equal to $25,000,000. Notwithstanding the foregoing, in order to receive the Bonus as provided in the preceding sentence, the applicable Employee
(i) will be required to exercise such Employee's Options at or prior to the closing of such Change of Control (or, if applicable, receive cash or substitute options in lieu thereof) in the case of a Bonus payable in connection with a Change of Control of the type described in clause (i) of the preceding sentence or (ii) will be required to surrender such Employee's Options for cancellation, together with such other documentation evidencing such cancellation as the Company may reasonably require, in the case of a Bonus payable in connection with a Change of Control of the type described in clause (ii) of the preceding sentence. The Bonuses payable hereunder shall be made in cash or, at the discretion of the Board, in whole or in part in the form of the securities or non-cash consideration being paid in connection with such Change of Control and subject to the same terms and conditions generally applicable thereto. Any non-cash consideration to be paid as a Bonus shall be valued as its fair market value, as determined in good faith by the Board based upon the value ascribed to such consideration for the purposes of such Change of Control.

4.       Assignment or Transfer; Termination of Employment.

         The right to receive a Bonus is personal to Employees of the Company who are Employees as of the date of the Change of Control that results in the payment of such Bonus, and such right may not be transferred, assigned, pledged or hypothecated (except in connection with the transfer of the underlying Option in accordance with the terms of the Option Plans) by any Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

5.       Withholding Taxes.

         Notwithstanding anything to the contrary contained herein, no payment of a Bonus shall be made to a Participant prior to such Participant authorizing the Company and/or any Related Entity by which the Participant is employed, as applicable, on a form provided by the Company, to withhold from any cash compensation, including the Bonus, paid to the Participant or on the Participant's behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Company or the Related Entity by which the Participant is employed, and which otherwise has not been reimbursed by the Participant, in respect of the payment of a Bonus to such Participant.

6.       Costs and Expenses.

         The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Participant.



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7.       Funding of Plan.

         The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Bonus under the Plan.

8.       Other Incentive Plans.

         The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

9.       Effect on Employment.

         Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Employee except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on
(i) the Company or any Related Entity to continue the employment of any Employee, and (ii) any Employee to remain in the employ of the Company or any Related Entity.

10.      Definitions.

         In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated:

         "Adjusted Bonus Amount" shall mean, as to each Employee, the

         i) the product of (x) the Bonus Multiplier times (y) the number of shares issuable to such Employee if such Employee were to exercise such Options in accordance with their terms in connection with the Change of Control times (z) the Adjusted Fair Market Value Per Share of Common Stock;

         plus

         (ii) the product of (y) the number of shares issuable to such Employee if such Employee were to exercise such Options in accordance with their terms in connection with the Change of Control times (z) the Adjusted Fair Market Value Per Share of Common Stock;

         minus

         (iii) the aggregate exercise price payable by such Employee if such Employee were to exercise of such Employee's Options in accordance with their terms in connection with such Change of Control.

         "Adjusted Change of Control Net Proceeds" shall mean the Change of Control Net Proceeds minus $25,000,000.



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         "Adjusted Fair Market Value Per Share of Common Stock" shall mean the
         Adjusted Change of Control Net Proceeds divided by the sum of (i) total number of shares of Common Stock to be outstanding immediately prior to the Change of Control, after giving effect to the exercise or conversion in connection with such Change of Control of any outstanding options (including the Options, as if they had been exercised in accordance with their terms in connection with such Change of Control), warrants, rights, convertible securities, or other common stock equivalents or rights to purchase Common Stock (provided that for this purpose $60,499,292 in stated value of Class A Common Stock of the Company will be deemed to have been converted into shares of Common Stock even if such shares of Class A Common Stock are not so converted) plus (ii) a number of shares equal to product of the Bonus Multiplier times the aggregate number of shares that would be issued if the Options were exercised in accordance with their terms in connection with such Change of Control.

         "Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Board" shall have the meaning set forth in Section 2 hereof.

         "Bonuses" shall have the meaning set forth in Section 3 hereof.

         "Bonus Amount" shall mean, as to each Employee, the product of (x) the Bonus Multiplier times (y) the number of shares to be issued to such Employee upon exercise of such Employee's Options in connection with a Change of Control times (z) the Fair Market Value Per Share of Common Stock.

         "Bonus Multiplier" shall mean 0.916. Concurrently with any increase or decrease in the number of shares of Common Stock issuable upon exercise of the Options made as a result of the occurrence of any Adjustment Event (as such term is defined in the Option Plans), the Bonus Multiplier shall be increased or decreased by the same factor as that applied in determining the appropriate increase or decrease to be effected in respect of the Options.

         "Change of Control" shall mean the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons as determined pursuant to Section 13(d) of the Exchange Act and the regulations and interpretations thereunder (a "Group") other than one or more members of the HMC Group, or (ii) the acquisition by any Person or Group other than one or more members of the HMC Group of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.



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         "Change of Control Net Proceeds" shall mean the net proceeds available to the holders of the Company's Common Stock and Class A Common Stock from any Change of Control as determined by the Board of Directors of the Company in its reasonable discretion, which will be computed after the deduction of all amounts it deems necessary or appropriate (including, but not limited to, costs, fees, and expenses incurred in connection with such Change of Control, Federal, state, and local taxes paid or reasonably estimated to be payable by the Company or any of its subsidiaries as a result of the Change of Control, the repayment of indebtedness of the Company or any of its subsidiaries in connection with such Change of Control, net of any available cash and cash obtained from the exercise of Options used for the repayment of such indebtedness).

         "Class A Common Stock" shall mean the Company's Class A Common Stock, par value $.000125 per share.

         "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

         "Company" shall have the meaning set forth in Section 1 hereof.

         "Employee" shall mean, unless otherwise determined by the Board, any employee of the Company or any Related Entity who is regularly employed on the date of the Change of Control or any person holding a stock option on the date of the Change of Control granted pursuant to an Option Plan .

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Fair Market Value Per Share of Common Stock" shall mean the Change of Control Net Proceeds divided by the sum of (i) the total number of shares of Common Stock to be outstanding immediately prior to the Change of Control, after giving effect to the exercise or conversion in connection with such Change of Control of any outstanding options (including the Options), warrants, rights, convertible securities, or other common stock equivalents or rights to purchase Common Stock (provided that for this purpose $85,499,292 in stated value of Class A Common Stock will be deemed to have been converted into shares of Common Stock even if such shares of Class A Common Stock are not so converted) plus (ii) a number of shares equal to product of the Bonus Multiplier times the aggregate number of shares being issued upon exercise of the Options in connection with such Change of Control.

         "HMC Group" shall mean Hicks, Muse, Tate & Furst Incorporated, its Affiliates, and their respective employees, officers, partners and directors (and members of their respective families and trusts for the primary benefit of such family members).

         "IPO" shall mean a firm commitment underwritten public offering of Common Stock pursuant to a prospectus, registration statement or similar document under



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         the Securities Act or equivalent laws of appropriate jurisdiction, where such shares of Common Stock are listed on at least one of the New York Stock Exchange, the American Stock Exchange or authorized to be quoted and/or traded on the NASDAQ Stock Market.

         "Option Plans" shall mean, except as determined otherwise by the Board, the Company's 1998 Stock Option Plan, the Amended and Restated 2000 Stock Option Plan for Key Employees, and the 2001 Broad-Based Stock Option Plan.

         "Options" shall mean the stock options granted pursuant to the Company's Option Plans prior to April 30, 2003.

         "Participant" shall mean an Employee that is entitled to receive a Bonus pursuant to Section 3.

         "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual or a firm, company, corporation, partnership, trust, or other entity.

         "Plan" shall have the meaning set forth in Section 1 hereof.

         "Related Entity" shall mean any direct or indirect subsidiary or parent corporation of the Company now existing or hereafter formed or acquired.

         "Term" shall have the meaning set forth in Section 12 hereof.

11.      Amendment; Termination.

         The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time without the consent or joinder of any Participant or other Person.

12.      Effective Date.

         The Plan shall be effective as of June 27, 2003. The Plan shall automatically terminate on the earliest to occur of (i) the tenth anniversary of the date of the adoption of the Plan, (ii) the consummation of an IPO, or (iii) the occurrence of a Change of Control and the payment of all amounts required to be paid pursuant to the plan, unless sooner terminated by the Board (the "Term").



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